090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150427071-29
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/28/2015 2:35 PM
	Entity Number E0409252014-2

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Infinity (Int'l) Travel Holdings Inc.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 08/06/2014

4. Description of the inaccuracy or defect:

Address of Company and Director as 221 East Walnut, Suite 122, Pasadena, California 91101

5. Correction of the inaccuracy or defect:

Address of Company and Director is 8F., No. 86, Sanguang Road, Jhongli District, Taoyuan City, 320, Taiwan (Republic of China)

6. Signature:

X (signature)

Authorized Signature

President
Title *

Date 2015/9/24

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

INFINITY (INT'L) TRAVEL HOLDINGS INC.
NAME OF CORPORATION

FOR THE FILING PERIOD OF AUG 2015 TO AUG 2016

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150427072-30
Barbara K. Cegavske	Filing Date and Time
Secretary of State	09/28/2015 2:35 PM
State of Nevada	Entity Number
	E0409252014-2

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ABOVE SPACE IS FOR OFFICE USE ONLY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
TA-CHIH KUO	PRESIDENT (OR EQUIVALENT OF)	8F. #86, Sanguang Rd., Jhongli Dist. Taoyuan City, 320, Taiwan			
HOI MING CHAU	SECRETARY (OR EQUIVALENT OF)	8F. #86, Sanguang Rd., Jhongli Dist. Taoyuan City, 320, Taiwan			
TA-CHIH KUO	TREASURER (OR EQUIVALENT OF)	8F. #86, Sanguang Rd., Jhongli Dist. Taoyuan City, 320, Taiwan			
TA-CHIH KUO	DIRECTOR	8F. #86, Sanguang Rd., Jhongli Dist. Taoyuan City, 320, Taiwan			

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X 郭達勝 Title: PRESIDENT Date: 2015/9/25

Signature of Officer or Other Authorized Signature

Supplement to Initial/Annual List of Officers, Directors and State Business License Application for Infinity (Int'l) Travel Holdings Inc.

Name: Fui Cheung
Title: Director
Address: 8F., #86, Sanguang Rd., Jhongli Dist., Taoyuan City, 320, Taiwan

Name: Hoi Ming Chau
Title: Director
Address: 8F., #86, Sanguang Rd., Jhongli Dist., Taoyuan City, 320, Taiwan

Name: Ting On Cheung
Title: Director
Address: 8F., #86, Sanguang Rd., Jhongli Dist., Taoyuan City, 320, Taiwan

Name: Vian S Cheung
Title: Director
Address: 8F., #86, Sanguang Rd., Jhongli Dist., Taoyuan City, 320, Taiwan

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

INFINITY (INT'L) TRAVEL HOLDINGS INC.

Nevada Business Identification # NV20141508631

Expiration Date: August 31, 2016

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 30, 2015

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.